United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                            June 15, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

             1-6479-1

Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01 - Other Events

On June 15, 2007, Overseas Shipholding Group, Inc. ("OSG") issued a press release announcing that, in connection with OSG's sale of 5,000,000 shares of common stock of Double Hull Tankers, Inc. ("DHT") in a registered public offering underwritten by Merrill Lynch & Co. and UBS Investment Bank, the underwriters exercised their over-allotment option to purchase an additional 750,000 shares of DHT common stock. OSG expects to recognize an additional gain of approximately $2 million in the second quarter of 2007 from the sale of the 750,000 shares of DHT common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated June 15, 2007

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 18, 2007	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 15, 2007